                                                                    EXHIBIT 21.1

                                  POPULAR, INC.
                                  ------------

                             AS OF DECEMBER 31, 2000

Subsidiaries of the registrant

         Banco Popular de Puerto Rico, (Banco Popular) - A wholly-owned subsidiary Bank, incorporated under the laws of Puerto Rico in 1998.

                  Popular Leasing & Rental , Inc. (Popular Leasing) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

                  Popular Finance, Inc. (Popular Finance) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

                  Popular Mortgage, Inc. (Popular Mortgage) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1995.

         Popular International Bank, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1992.

                  ATH Costa Rica, S.A.- A wholly-owned subsidiary of Popular International Bank, Inc., incorporated under the laws of Costa Rica in 1996.

                  Crest, S.A. - a subsidiary of Popular International Bank, Inc., incorporated under the laws of Costa Rica in 1984.

                  Popular North America, Inc. - A wholly-owned subsidiary of Popular International Bank, Inc., incorporated under the laws of Delaware in 1991.

                  Equity One, Inc. - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1980.

                  Banco Popular North America - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of New York in 1998.

                  Popular Leasing, U.S.A. - A wholly-owned subsidiary of Banco Popular North America, incorporated under the laws of Delaware in 1997.

                  BPNA Real Estate Holdings, Inc. - A wholly-owned subsidiary of Banco Popular North America, incorporated under the laws of New Jersey in 1999.

                  BPNA Real Estate, Inc. - A wholly-owned subsidiary of BPNA Real Estate Holdings, Inc., incorporated under the laws of New York in 1999.

                  BanPonce Trust I - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1997.

                  Popular Cash Express, Inc. - A wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Delaware in 1997.

                  Banco Popular, National Association - a wholly-owned subsidiary of Popular North America, Inc., incorporated under the laws of Florida in 1999.

                  Popular Insurance, Inc. - a subsidiary of Banco Popular, N.A., incorporated under the laws of Puerto Rico in 1997.

         Popular Securities, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1956.

         Metropolitana de Prestamos, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1961 (Inactive Corporation).

         Popular Assets Management, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1994 (Inactive Corporation).

         Puerto Rico Parking Corporation - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1963 (Inactive Corporation).

         GM Group, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1989.

         Newco Mortgage Holding Corporation (Levitt Mortgage) - A subsidiary incorporated under the laws of Puerto Rico in 1999.